EXECUTION VERSION

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 5th day of November, 2008, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), PIMCO VARIABLE INSURANCE TRUST (the “Trust”), PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (the “Adviser”), and ALLIANZ GLOBAL INVESTORS DISTIBUTORS LLC (formerly known as PIMCO ADVISORS DISTRIBUTORS LLC) (the “Distributor), collectively the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A, the Trust, the Adviser and the Distributor are parties to a Fund Participation Agreement dated March 1, 2004 and amended August 31, 2007 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts not subject to registration under the 1933 Act or the 1940 Act; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “First GWL&A Account” now includes COLI VUL Series Account 1 (First GWL&A).

2.	All references to the “GWL&A Account” now include COLI VUL Series Account 7 (GWL&A).

3.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

4.	Paragraph 2.1 is amended to add the following at the end of the paragraph: “if such registration is required.”

[Intentionally Left Blank]

(Signatures located on the following page)

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date and year first written above.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title:	Senior Vice-President
Date:	11/13/08

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ ROBERT K. SHAW
Name: ROBERT K. SHAW
Title:	Sr. VP
Date:	11/14/08

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer,
By:	/s/ Ernest L. Schmider
Name:	Ernest L. Schmider
Title:	President
Date:

EXECUTION VERSION

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By its authorized officer,
By:	/s/ Ernest L. Schmider
Name:	Ernest L. Schmider
Title:	Managing Director
Date:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

(formerly known as PIMCO ADVISORS DISTRIBUTORS LLC)

By its authorized officer,
By:
Name:
Title:	Managing Director
Date:	12/5/08

EXECUTION VERSION

SCHEDULE A

Contract	Form Number

COLI VUL-1 Series Account (First GWL&A)	PPVUL NY

COLI VUL-2 Series Account (GWL&A)	J355

COLI VUL-2 Series Account (First GWL&A)	J355NY

COLI VUL-4 Series Account (GWL&A)	J500

COLI VUL-4 Series Account (First GWL&A)	J500NY

COLI VUL-7 Series Account (GWL&A)	PPVUL

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